UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 23, 210

GENERAL GROWTH PROPERTIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11656	42-1283895
(Commission File Number)	(IRS Employer Identification No.)

110 N. Wacker Drive, Chicago, IL	60606
(Address of Principal Executive Offices)	(Zip Code)

(312) 960-5000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 22, 2010, the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) authorized General Growth Properties, Inc. (the “Company”) and certain of its subsidiaries to enter into a Senior Secured Debtor in Possession Credit, Security and Guaranty Agreement among the Company, as co-borrower, GGP Limited Partnership, as co-borrower, certain of their subsidiaries, as guarantors, Barclays Bank PLC, as administrative agent and collateral agent, and the lenders party thereto (the “DIP Credit Agreement”).

The DIP Credit Agreement, dated as of July 23, 2010, provides for an aggregate commitment of $400 million (the “DIP Term Loan”), which will be used, together with cash on hand of the Company, to repay the Company’s current debtor in possession financing. The DIP Credit Agreement provides that the principal outstanding on the DIP Term Loan will bear interest at an annual rate of 5.50%.

Pursuant to the DIP Credit Agreement, any payment, prepayment or repayment of the DIP Term Loan prior to the termination of, or consummation of the transactions contemplated by, that certain Cornerstone Investment Agreement, dated as of March 31, 2010 (as amended, the “Investment Agreement”), between the Company and REP Investments LLC (“REP”), will be deposited into one or more escrow accounts, which are intended to fund REP’s investment in the Company.

In addition, subject to certain conditions precedent, the Company will have the right after the termination of the Investment Agreement in accordance with its terms to elect to repay all or a portion of the outstanding principal amount of the DIP Term Loan, plus accrued and unpaid interest thereon at maturity by issuing common stock of the Company to the lenders (the “Equity Conversion”). Any Equity Conversion will be limited to the lenders’ receipt of Company common stock equaling no more than (1) 8.0% of the Company common stock distributed in connection with the Debtors’ plan of reorganization, on a fully-diluted basis, or (2) 9.9% of the Company common stock actually distributed in connection with the plan of reorganization on the effective date of such plan, without giving effect to common stock held back for the payment of contingencies.

The DIP Credit Agreement contains customary covenants, representations and warranties, and events of default.

Item 9.01.  Financial Statements and Exhibits.

10.1

Senior Secured Debtor In Possession Credit, Security and Guaranty Agreement dated as of July 23, 2010 among the Lenders, Barclays Capital, as the Sole Arranger, Barclays Bank PLC, as the Administrative Agent and Collateral Agent, General Growth Properties, Inc. and GGP Limited Partnership, as the Borrowers, and The Entities From Time to Time Party thereto as Guarantors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL GROWTH PROPERTIES, INC.

By:	/s/Edmund Hoyt
Name:	Edmund Hoyt
Title:	Senior Vice President

Dated:  July 29, 2010

Exhibit Index

Exhibit No.	Exhibit
10.1

Senior Secured Debtor In Possession Credit, Security and Guaranty Agreement dated as of July 23, 2010 among the Lenders, Barclays Capital, as the Sole Arranger, Barclays Bank PLC, as the Administrative Agent and Collateral Agent, General Growth Properties, Inc. and GGP Limited Partnership, as the Borrowers, and The Entities From Time to Time Party thereto as Guarantors